                                                                    EXHIBIT 3.35




                            ARTICLES OF INCORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin statutes:

         Article 1. The name of the corporation is Dellona Enterprises, Inc.

         Article 2. The period of existence shall be perpetual

         Article 3. The purposes shall be to engage in any lawful
                    activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

         Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

               Series          Number of       Par value per share or statement
Class          (if any)         Shares         that share are without par value

Common                           2000          Shares are without par value

         Article 5. The preferences, limitations, designation, and relative
rights of each class or series of stock are,       none

         Article 6. Address of initial registered office is The
                    complete address, including street and number, if assigned, and the ZIP Code, must be stated.

                         1015 River Road, Wisconsin Dells, Wisconsin 53965

         Article 7. Name and initial registered agent at such address is

                         Roland G. Baryenbruch

                           (2) The number of directors constituting the board of directors shall be fixed by law but shall not be less than three.

         Article 10.       (Other provisions)

         Article 11. These articles may be amended in the manner authorized by law at the time of amendment.

         Article 12. The name and address of incorporator (or incorporators) are:

                 NAME                               ADDRESS
                                       (number, street, city and ZIP Code)

         Roland G. Baryenbruch      1015 River Road, Wis. Dells, Wis. 53965



         Executed in duplicate on the 4th day of September, 1969

                                    /s/ ROLAND G. BARYENBRUCH
                      ----------------------------------------------------------
                                    Roland G. Baryenbruch



          STATE OF WISCONSIN                 )
                                             ) ss.
          COUNTY OF Columbia                 )

         PERSONALLY CAME BEFORE ME THIS 4TH DAY OF SEPTEMBER A.D. 1969 THE ABOVE NAMED ROLAND G. BARYENBRUCH TO ME KNOWN TO BE THE PERSON ... WHO EXECUTED THE FOREGOING INSTRUMENT, AND ACKNOWLEDGED THE SAME.

         (NOTARIAL SEAL.)         /s/ HANS O. HELLAND
                                  ------------------------------------------
                                  Hans O. Helland              NOTARY PUBLIC

                                  MY COMMISSION              IS PERMANENT
                                               -----------------------------

                                  This document was drafted by

                                  HANS O. HELLAND
                                  ------------------------------------------
                                          (Name)
                                  Please print or type

                                    The undersigned, as Register of Deeds of
                                    (COUNTY)               COLUMBIA
                                             -----------------------------------
                                    County, Wisconsin, certifies that on
                                    (DATE)            JUNE 10, 1976
                                           -------------------------------------


was received and accepted for record in my office, an instrument bearing the certificate of the Secretary of Wisconsin, and described as

Articles of Incorporation  (  )     Amendment to Articles of Incorporation  (  )    Statement of Intent to Dissolve
Articles of Dissolution    (  )     Articles of Merger                      (  )    Name reservation
Articles of Consolidation  (  )     Restated Articles         (  )  Change of Registered Office and/or Agent     OF



         DELLONA ENTERPRISES, INC.

AL)      Witness my hand and official seal on        June 10, 1976        (DATE)
                                              ----------------------------
                                                     /s/ Mae Bell
                                                -------------------------------
                                                     REGISTER OF DEEDS

must be recorded in both counties, and also the articles of incorporation and must be recorded in the new county. The fee for filing the change of registered office or agent with this department is $5. Request either change of registered office or agent forms, or amendment forms.

         6. Section 180.32 (1) of the Statutes permits a choice in the wording. of Article 8. The number of directors may be fixed by the articles (not less than three), or the articles may provide that the number shall be fixed by the by-laws, but shall not be less than three. Use either (1) or (2), and strike out the other.

         7. Section 180.32 (1) also provides that the initial board of directors MAY be named in the articles of incorporation; if you decide to do this, you must list the names in article 9. If you do not name the initial board, strike out article 9.

         8. Article 10 is provided as a place in which to insert any desired material such as restricting preemptive rights, stock-transfer restrictions, quorum provisions, etc.

         9. The number of incorporators is unlimited; there may be only one or there may be as many as desired, but each person named in article 12 must sign, and each signature must be acknowledged.

         10. Articles must be executed and sent to the Secretary of State, Madison 53702, in duplicate -- one to be filed in his office, and one which will be certified and returned and which must be recorded in the office of the register of deeds of the county wherein the registered office is located. Corporate existence will commence when articles are left for record with the register of deeds.

         11. FEES. If par value stock is $40,000 or less, $40. If the par value stock is more than $40,000, the fee is $1 per $1,000. For stock of no par value, 2000 shares or less, $40; more than 2000 shares, 2(cent) per share. If stock of par value and stock of no par value, $1 per $1,000 on the par value stock plus 2(cent) per share on the no par stock; minimum fee, $40.

         12. Section 59.513 (3) Wisconsin Statutes provides that this document shall not be recorded unless the name of the person who, or the governmental agency which, drafted it is printed, typewritten, stamped or written thereof in a legible manner.

         The statement printed on this document, if completed, complies with this provision. This must be completed on each of the duplicate originals.